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                                                                   Exhibit 4.7

                      SECOND AMENDMENT TO CREDIT AGREEMENT
                                       AND
                         MODIFICATION OF LOAN DOCUMENTS

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND MODIFICATION OF LOAN DOCUMENTS, dated August _, 1997 (this' "Amendment"), is by and between PRINCIPAL HOSPITAL COMPANY, an Oregon corporation formerly known as Brim, Inc. (the "Borrower"), the financial institutions from time to time party to the Credit Agreement (as hereinafter defined) (the "Lenders") and FIRST UNION NATIONAL BANK, formerly known as First Union National Bank of North Carolina, as Agent for the Lenders (in such capacity, the "Agent"), and amends the Credit Agreement dated as of December 17, 1997, as amended by a First Amendment dated March 26, 1997 (the "First Amendment"), between the Borrower, the Lenders and the Agent (the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                                    RECITALS

         A. Pursuant to the Credit Agreement, the Lenders extended to the Borrower Term Loans in the aggregate principal amount of $35,000,000 and Revolving Credit Loans in the aggregate principal amount of up to $65,000,000.

         B. The Borrower has requested that the Agent and the Lenders amend the Credit Agreement to modify certain covenants, all in accordance with the terms hereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Required Lenders and the Agent, for themselves, their successors and assigns, agree as follows:

                                    ARTICLE I

                                   AMENDMENTS

         1.1 Definitions. The defined term "Annualized Capital Expenditures" set forth in ARTICLE I is hereby deleted. The defined term "Fixed Charges" set forth in ARTICLE I is hereby deleted in its entirety and there is substituted in its place the following:

                  "Fixed Charges" shall mean, as of the last day of any fiscal quarter, (a) Scheduled Principal Payments, plus (b) the sum of the following as of the fiscal quarter then ending: (i) Annualized Interest Expense payable in cash, (ii) Annualized Lease Expense, (iii) actual Capital Expenditures year-to-date for such fiscal year and (iv) Annualized Cash Taxes.

         1.2 Financial Covenants. SECTION 6.15 is hereby deleted in its entirety and there is substituted in its place the following:



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                  6.15 Capital Expenditures. Permit Capital Expenditures (i) for
         the fiscal year ending December 31, 1997 to exceed $8,300,000 and (ii) for any fiscal year, beginning with the fiscal year beginning January
         1, 1998, to exceed five percent (5%) of Consolidated Net Revenues for the four (4) fiscal quarters ending on the last day of the previous year, adjusted for inflation based on the consumer price index as determined by the Agent, plus proceeds of insurance with respect to any loss of Collateral (to the extent used to replace or replace such Collateral), plus proceeds of the disposition of assets permitted by
         SECTION 6.5.

         1.3 Revolving Credit Borrowing Availability/Palestine Limited Partnership. For purposes of the Revolving Credit borrowing Availability, commencing on the date of this Amendment, the Borrower may include actual annualized EBITDAR of Palestine Limited Partnership for the relevant period multiplied by three (3), notwithstanding the amount of the obligations guaranteed by Palestine Limited Partnership.

                                   ARTICLE II

                                 LOAN DOCUMENTS

         Any individual or collective reference to any of the Loan Documents in any of the other Loan Documents to which the Borrower or any Guarantor is a party shall mean, unless otherwise specifically provided, such Loan Document as amended by this Amendment, and as it is further amended, restated, supplemented or modified from time to time and any substitute or replacement therefor or renewals thereof, including without limitation, all references to the Credit Agreement, which shall mean the Credit Agreement as amended hereby and as further amended from time to time.

                                   ARTICLE III

                         OJAI VALLEY COMMUNITY HOSPITAL

         3.1 Purchase Extension. Pursuant to SECTION 5.17 of the Credit Agreement, the Borrower was going to acquire Ojai Valley Community Hospital by June 30, 1997 and such date was extended by letter agreement until July 31, 1997. The Required Lenders hereby agree to amend SECTION 5.17 of the Credit Agreement to change the reference from "July 31, 1997" to "August 15, 1997.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         This Amendment and the obligations of the Lenders to continue to extend credit under the terms of the Credit Agreement are subject to the satisfaction of all of the following conditions precedent:

         4.1 Execution of this Amendment. This Amendment shall have been executed and delivered by the Borrower, the Agent and the Required Lenders, it being expressly understood that the terms of this Amendment require the express consent of Lenders holding 66 2/3% or more of the sum of the


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aggregate principal amount of the Term Loans and Revolving Credit Commitments outstanding as of the dare hereof.

         4.2 No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, and the Agent and the Lenders shall have received a certificate from the chief executive officer or the chief financial officer of the Borrower to such effect.

         4.3 Guarantor Confirmation. The Agent and the Lenders shall have received written confirmation by the Guarantors of their obligations under the Guaranty Documents.

         4.4 Governmental Approvals. All necessary approvals, authorizations and consents, if any be required, of all governmental bodies (including courts) having jurisdiction with respect to the transactions contemplated by this Amendment shall have been obtained.

         4.5 No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Amendment or the consummation of the transactions contemplated hereby or which, in the Lenders' sole discretion, would make it inadvisable to consummate the transactions contemplated by this Amendment.

         4.6 No Material Adverse Change. In the reasonable judgment of the Agent, there shall not have occurred any material adverse change in the business, business prospects, financial condition or results of operations of the Borrower or any Guarantor, or any event, condition or state of facts that would be reasonably expected materially and adversely to affect the business, business prospects, financial condition or results or operations of the Borrower or any Guarantor.

                                    ARTICLE V

                                     GENERAL

         5.1 Full Force and Effect. As expressly amended hereby, the Credit Agreement and each Loan Document shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, "hereinafter," "hereto, " "hereof" and words of similar import shall mean, unless the context otherwise requires, the Credit Agreement as amended by this Amendment.

         5.2 Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement are true and correct as of the date hereof, except to the extent such representations and warranties relate solely to or are specifically expressed as of a particular date or period.

         5.3 Release. The Borrower hereby releases and discharges the Agent and each of the Lenders, their directors, officers, agents, and employees, from any and all causes of action, suits, claims, demands. liabilities and obligations whatsoever, in law or in equity, whether the same are now known or unknown or whether the facts on which the same are based are now known or unknown, which they ever had, now have or hereafter may have by reason of any matter, act or omission whatsoever occurring



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on or before the date of this Amendment, except for any claims arising out of any wanton or willful misconduct or gross negligence on the part of the Agent or any Lender.

         5.4 Applicable law. This Amendment shall be governed by and construed in accordance with the laws and judicial decisions of the State of North Carolina without reference to conflicts of law principles.

         5.5 Counterparts; Terms. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

         5.6 Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, all fees and disbursements of Agent's counsel.

         5.7 Headings. The headings of this Amendment are for the purposes of reference only and shall nor affect the construction of this Amendment.

         5.8 Valid Amendment. The parties acknowledge that, when executed and delivered by the Borrower, the Agent and the Required Lenders, this Amendment complies in all respects with SECTION 10.8 of the Credit Agreement, which sets forth the requirements for amendments thereto.

                          (signatures begin next page)




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their corporate names by their duly authorized corporate officers as of the date first above written.

                                   PRINCIPAL HOSPITAL COMPANY

                                   By: /s/ Richard D. Gore
                                      ----------------------------------------
                                   Name: Richard D. Gore
                                         -------------------------------------
                                   Title:  Executive VP and CFO
                                          ------------------------------------

                                   FIRST UNION NATIONAL BANK, as Agent
                                   and as Issuing Bank

                                   By:  /s/ Joseph H. Towell
                                       ---------------------------------------
                                   Name: Joseph H. Towell
                                         -------------------------------------
                                   Title: Senior Vice President
                                          ------------------------------------


                             (signatures continued)



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                                   LENDERS:

                                   FIRST UNION NATIONAL BANK

                                   By: /s/ Joseph H. Towell
                                      ---------------------------------------
                                   Name: Joseph H. Towell
                                         ------------------------------------
                                   Title: Senior Vice President
                                          -----------------------------------

                                   AMSOUTH BANK OF ALABAMA


                                   By:  /s/ Keith S. Law
                                       -------------------------------------
                                   Name: Keith S. Law
                                         -----------------------------------
                                   Title: Vice President
                                          ----------------------------------

                                   LEHMAN COMMERCIAL PAPER INC.

                                   By:  /s/ Michele
                                       -------------------------------------
                                   Name: Michele
                                         -----------------------------------
                                   Title: Authorized
                                          ----------------------------------

                                   CREDIT LYONNAIS NEW YORK BRANCH

                                   By:  /s/ F. Tavangar
                                       -------------------------------------
                                   Name: Farboud Tavangar
                                         -----------------------------------
                                   Title: First Vice President
                                          ----------------------------------

                                   BANQUE PARIBAS HOUSTON AGENCY

                                   By: /s/ Glenn E. Msaley
                                      --------------------------------------
                                   Name: Glenn E. Msaley
                                         -----------------------------------
                                   Title: Vice President
                                          ----------------------------------

                                   By: /s/ T. A. Donnon
                                       -------------------------------------
                                   Name: Timothy A. Donnon
                                         -----------------------------------
                                   Title: Regional General Manager
                                          ----------------------------------


                             (signatures continued)



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                                   KEY BANK OF OREGON

                                   By: /s/ Charles S. Stoop
                                       -------------------------------------
                                   Name: Charles S. Stoop
                                         -----------------------------------
                                   Title: Assistant Vice President
                                          ----------------------------------

                                   NATIONAL CITY BANK OF KENTUCKY

                                   By: /s/ Roderic M. Brown
                                       -------------------------------------
                                   Name: Roderic M. Brown
                                         -----------------------------------
                                   Title: Vice President
                                          ----------------------------------

                                   UNION BANK OF CALIFORNIA, N.A.

                                   By: /s/ Lynn E. Vine
                                       -------------------------------------
                                   Name: Lynn E. Vine
                                         -----------------------------------
                                   Title: Vice President
                                          ----------------------------------

                                   FIRST AMERICAN NATIONAL BANK

                                   By: /s/ Sandy Hamrick
                                       -------------------------------------
                                   Name: Sandy Hamrick
                                         -----------------------------------
                                   Title: Vice President
                                          ----------------------------------



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